UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

NEXTEST SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

000-51851

(Commission File Number)

Delaware	77-047-0150
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1901 MONTEREY RD, SAN JOSE, CA 95112

(Address of principal executive offices, with zip code)

(408) 817-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) On January 30, 2006, the Compensation Committee of the Board of Directors of Nextest Systems Corporation (the “Company”) made a broad based grant of restricted stock units to its employees, including the grants to the following Company’s senior executives in the following amounts and the following vesting:

Name/Title	Number of RSUs	Vesting
Robin Adler, Chief Executive Officer	80,000	25% on 8/15/08 and 25% every year thereafter
James Moniz, Chief Financial Officer	70,000	20% on 8/15/07 and 20% every year thereafter
Craig Foster, VP of Engineering	56,000	25% on 8/15/08 and 25% every year thereafter
Howard Marshall, VP of Operations	56,000	25% on 8/15/08 and 25% every year thereafter

Attached are exhibits of the form grant agreements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.9	Form of Restricted Stock Unit Award Agreement under the Company’s 2006 Equity Incentive Plan

10.10	Form of Restricted Stock Grant Notice under the Company’s 2006 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEST SYSTEMS CORPORATION

Date: February 5, 2007	By:	/s/ James P. Moniz
James P. Moniz
Chief Financial Officer